Exhibit 10.1

EXECUTION VERSION

SERIES G UNIT SUBSCRIPTION AGREEMENT

THIS SERIES G UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into on December 1, 2011, among LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”), PCA LSG Holdings, LLC, a Delaware limited liability company (“PCA Holdings”), Pegasus Partners IV, L.P., a Delaware limited partnership (“PPIV”), LSGC Holdings II LLC, a Delaware limited liability company (“Holdings II”), Ensemble Lights, LLC, a Delaware limited liability company (“Ensemble”), Belfer Investment Partners L.P., a Delaware limited partnership (“Belfer”), Lime Partners, LLC, a Delaware limited liability company (“Lime”), Mr. Mark Kristoff and Mr. Alan Docter (Holdings II, Ensemble, Belfer, Lime and Messrs. Kristoff and Docter being referred to herein as the “New Purchasers” and together with PPIV, PCA Holdings and such additional investors as may become party to this Agreement from time to time, the “Purchasers”). Defined terms used and not defined herein shall have the meanings ascribed thereto in the Certificate of Designation (as defined below).

WHEREAS, the Company desires to sell to each New Purchaser and each New Purchaser desires to buy from the Company the number of units (“Series G Units”) of the Company’s securities set forth below its signature hereto (the “New Purchaser Series G Units”) at a purchase price of $1,000 per Series G Unit, with each Series G Unit consisting of: (a) one share of the Company’s Series G Preferred Stock, par value $0.001 per share (“Series G Preferred Stock”); and (b) 83 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) on the terms and conditions set forth herein;

WHEREAS, the Company, PCA Holdings and PPIV had previously entered into that certain Subscription Agreement (the “Series F Subscription Agreement”), dated as of November 17, 2011, granting PCA Holdings and PPIV the option to purchase up to 40,000 units (the “Series F Units”) of the Company’s securities at a purchase price of $1,000.00 per Series F Unit, with each Series F Unit consisting of: (a) one share of the Company’s Series F Preferred Stock, par value $0.001 per share; and (b) 83 shares of Common Stock;

WHEREAS, PCA Holdings and Mr. Leon Wagner (the “Series F Unit Purchasers”), had purchased in the aggregate 11,500 Series F Units pursuant to the Series F Subscription Agreement;

WHEREAS, in connection with the issuance of Series G Units by the Company, pursuant to Section 7 of the Series F Subscription Agreement, PCA Holdings has determined, on behalf of the Series F Unit Purchasers, that the Series F Unit Purchasers shall exchange all of the outstanding Series F Units for Series G Units and the option to purchase Series F Units under the Series F Subscription Agreement shall be replaced by a right to purchase Series G Units pursuant to the terms and conditions set forth herein (the “Option”); and

WHEREAS, the Company and PCA Holdings have agreed to exchange each outstanding Series F Unit for one Series G Unit; provided that the shares of Series G Preferred Stock associated therewith shall be deemed to have begun earning and accruing the Accrual Dividend as of November 17, 2011.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Purchase and Sale of Series G Units.

(a) At any time and from time to time (each a “Transaction Date”) on or prior to December 31, 2011, subject to extension upon written approval of the Company and the Purchasers holding a majority of the Series G Units then issued, any of PCA Holdings, PPIV, Holdings II or their assignees (the “Exercising Purchaser”) may give notice of its election to purchase Series G Units pursuant to this Agreement (a “Transaction Notice”) to the Company setting forth the number of Series G Units to be purchased and the aggregate consideration (representing the product of such number of Series G Units to be purchased multiplied by $1,000.00) to be paid therefor (the “Consideration”), and any such election to purchase shall be fulfilled in the order in which the associated Transaction Notice has been received by the Company; provided that a Transaction Notice for more than the remaining unissued number of Series G Units under the Option shall be deemed to be for all of the remaining unissued Series G Units under the Option and the aggregate purchase price therefor shall be adjusted accordingly.

(b) On each Transaction Date, pursuant to the associated Transaction Notice, the Exercising Purchaser shall purchase from the Company and the Company shall sell to the Exercising Purchaser all or less than all of the Series G Units in accordance with the terms and conditions of this Agreement.

2. Payment for Series G Units; Delivery of Certificate.

(a) On or prior to the date hereof, each of the Series F Unit Purchasers shall have delivered, or caused to be delivered, to the Company certificates, if any, representing the shares of Series F Preferred Stock and Common Stock of which their Series F Units were comprised (the “Exchange Consideration”). On or promptly following the date hereof, the Company shall deliver to each Series F Unit Purchaser, in accordance with this Agreement, certificates representing the shares of Series G Preferred Stock and shares of Common Stock of which the Series G Units exchanged for the Exchange Consideration are comprised; provided that notwithstanding anything in this Agreement to the contrary, the Company hereby agrees that the Accrual Dividend on such shares of Series G Preferred Stock shall be deemed to have begun being earned and accrued as of November 17, 2011.

(b) On or prior to the date hereof, each New Purchaser shall transmit, or cause to be transmitted, by wire transfer of immediately available funds to the Company, in accordance with the wire transfer instructions previously delivered to such New Purchaser, an amount equal to the product of its New Purchaser Series G Units multiplied by $1,000 (the “New Purchaser Consideration”). On or promptly following the date hereof, the Company shall deliver to each New Purchaser, in accordance with this Agreement, certificates representing the shares of Series G Preferred Stock and shares of Common Stock of which its New Purchaser Series G Units are comprised.

(c) On each Transaction Date, the Exercising Purchaser shall pay, or cause to be paid, by wire transfer of immediately available funds to the Company, an amount equal to the Consideration set forth in the associated Transaction Notice.

(d) On or promptly following each Transaction Date, the Company shall deliver to the Exercising Purchaser in accordance with this Agreement a certificate or certificates, in such denominations as instructed by the Exercising Purchaser, representing the shares of Series G Preferred Stock and shares of Common Stock of which the Series G Units purchased set forth in the associated Transaction Notice are comprised.

3. Opinion of Counsel. On the date hereof, Haynes and Boone, LLP, counsel for the Company, shall have delivered to each of the New Purchasers and PCA Holdings a usual and customary opinion with respect to the issuance of the Series G Units purchased thereby as of the date hereof. On each Transaction Date, if any, Haynes and Boone, LLP, counsel for the Company, shall have delivered to the Exercising Purchaser a usual and customary opinion with respect to the issuance of the Series G Units to the Exercising Purchaser.

4. Officer’s Certificate of the Company. On each Transaction Date, if any, in connection with the issuance of Series G Units, the Company shall have delivered to the Exercising Purchaser a certificate (including a revised Schedule 5(d)) signed on behalf of the Company by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Executive Vice President, Senior Vice President or Vice President of the Company in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct as of the Transaction Date (including with respect to Schedule 5(d) as revised as of the Transaction Date) and (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or complied with by it hereunder at or prior to that Transaction Date.

5. Company Representations and Warranties. The Company represents and warrants to each of the Purchasers that as of the date hereof:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and carry on its business as presently conducted.

(b) The issuance, sale and delivery of the Series G Units in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(c) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

(d) After giving pro forma effect to the transactions contemplated hereby, Schedule 5(d) attached hereto sets forth, as of the close of business on the business day immediately preceding the date hereof, a true, complete and correct listing of all the Company’s outstanding: (i) shares of Common Stock and (ii) securities convertible into or exchangeable for shares of Common Stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities, other than any Derivative Securities issued pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (the “Management Equity”). Except as set forth in Schedule 5(d) and except for any Management Equity, the Company has no other outstanding equity securities.

(e) SEC Reports; Financial Statements

i.	As of its filing date, the Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 1, 2011, the Form 10-Q filed by the Company with the SEC on May 16, 2011, the Form 10-Q filed by the Company with the SEC on August 15, 2011 and the Form 10-Q filed by the Company with the SEC on November 14, 2011 (collectively, the “Company SEC Documents”), complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the rules and regulations promulgated thereunder.

ii.	Except to the extent that information contained in the Company SEC Documents has been revised or superseded by a document the Company subsequently filed with the SEC, the Company SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

iii.

The financial statements (including the related notes thereto) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since August 15, 2011, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, the rules of the SEC or policy or applicable law.

iv.	Since November 14, 2011, there has been no material and adverse change or development, or event involving such a prospective change, in the condition, business, properties or results of operations of the Company and its subsidiaries.

(f) The Company agrees and acknowledges that the Series G Units to be acquired by PPIV, PCA Holdings or their affiliates are subject to that certain Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between the Company and PPIV, and any registration rights agreement entered into pursuant to Section 5.03 of that certain Stock Repurchase, Exchange and Recapitalization Agreement, dated as of September 30, 2010, by and among the Company, PPIV, LSGC Holdings LLC and LED Holdings, LLC (collectively, the “Registration Rights Agreements”), and that the Series G Units (including each of their components), and any securities exchanged therefor, shall constitute Registrable Securities (as defined therein).

(g) The offer and sale of the Series G Units by the Company to the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act.

(h) The Company has complied in all material respects with the covenants set forth in (i) that certain Loan Security Agreement, dated as of November 22, 2010, by and among the Company, the guarantors and lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent, and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner (the “Credit Facility”), including without limitation Section 4 thereof, and (ii) that certain Second Lien Letter of Credit, Loan and Security Agreement, dated September 20, 2011, by and among the Company, as borrower, the guarantors and lenders party from time to time thereto and Ares Capital Corporation, as agent (the “LC Facility” and together with the Credit Facility, the “Debt Facilities”). Immediately following the consummation of the transactions contemplated hereby, the Company will be in compliance in all material respects with the covenants set forth in the Debt Facilities. Immediately following the repayment of any Consideration as required under Section 9.7(b)(iii)(D) of the Credit Facility, the Company will be able to redraw amounts equal to at least such Consideration.

6. Purchaser Representations and Warranties. Each Purchaser severally and not jointly represents and warrants to the Company that as of the date hereof:

(a) The Purchaser has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder, and to purchase, acquire and accept delivery of the Series G Units.

(b) The Series G Units are being acquired for the Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws.

(c) The Purchaser will not make any sale, transfer or other disposition of the Series G Units in violation of the 1933 Act, the 1934 Act, as amended, the rules and regulations promulgated thereunder or any applicable state securities laws.

(d) The Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of an investment in the Series G Units. The Purchaser understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss. The Purchaser has carefully considered and has, to the extent the Purchaser deems necessary, discussed with the Purchaser’s professional legal, tax, accounting and financial advisers the suitability of its investment in the Series G Units.

(e) The Purchaser is able to bear the economic risk of its investment in its Series G Units for an indefinite period of time because the Series G Units have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available. The Purchaser: (i) understands and acknowledges that the Series G Units being issued to the Purchaser have not been registered under the 1933 Act, nor under the securities laws of any state, nor under the laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to the Purchaser or the fairness of the terms of its investment in the Series G Units.

(f) The Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Series G Units and has had full access to such other information concerning the Company as has been requested.

(g) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Purchaser is a party or any judgment, order or decree to which the Purchaser is subject.

(h) The Purchaser became aware of the offering of the Series G Units other than by means of general advertising or general solicitation.

(i) The Purchaser is an “accredited investor” as that term is defined under the 1933 Act and Regulation D promulgated thereunder, as amended by Section 413 of the Private Fund Investment Advisers Registration Act of 2010 and any applicable rules or regulations or interpretations thereof promulgated by the SEC or its staff.

(j) The Purchaser acknowledges that the certificates for the Series G Preferred Stock and Common Stock comprising the Series G Units will contain a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH AN OFFER, SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

Subject to any lock-up or other similar agreement that may apply to the Series G Units, the requirement that the Series G Units contain the legend set forth in clause (j) above shall cease and terminate upon the earlier of (i) when such shares are transferred pursuant to Rule 144 under the 1933 Act or (ii) when such securities are transferred in any other transaction if the transferor delivers to the Company a written opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the 1933 Act upon any sale or other disposition of such securities without registration thereunder. Upon the consummation of an event described in (i) or (ii) above, the Company, upon surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.

7. PCA Holdings Representation. PCA Holdings represents and warrants to each of the New Purchasers that (i) Pegasus Capital, LLC (“Pegasus Capital”) is a Delaware limited liability company owned by Mr. Craig M. Cogut, his family members and trusts established for their benefit, (ii) as of the date hereof, PCA Holdings is wholly-owned by Pegasus Capital, (iii) Pegasus Capital has contributed, as of the date hereof, $10.0 million to PCA Holdings, which amount was used by PCA Holdings to acquire 10,000 Series F Units (which are being exchanged for 10,000 Series G Units in accordance herewith) and (iv) Pegasus Capital, Mr. Craig M. Cogut and PCA Holdings have no current intention of directly or indirectly selling or otherwise syndicating any such Series G Units being acquired hereby or any securities of Pegasus Capital or of PCA Holdings (except to the extent PCA Holdings may offer membership interests to current employees, principals or affiliates of Pegasus Capital Advisors, L.P., a Delaware limited partnership).

8. Exchange for Newly Issued Securities.

At any time on or prior to November 17, 2013, if the Company issues any securities (whether debt, equity or otherwise), other than pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (or any additional or successor employee equity compensation arrangements) or a Subsequent Transaction (as defined below), on terms (economic or otherwise) that PCA

Holdings, in its sole reasonable discretion, determines are more favorable than the Series G Units, each Purchaser (including PCA Holdings) may exchange all, but not less than all, of its Series G Units for such newly issued securities, and any outstanding right to purchase Series G Units shall convert into a right to purchase the newly issued securities on substantially the same terms and conditions as such issuance. Each Series G Unit to be exchanged shall be valued at the then present Liquidation Value of the Series G Preferred Stock included in such Series G Unit. The Company shall, as soon as practicable, but in no event later than 10 days prior to the to the issue of such securities, deliver written notice to each Purchaser stating (i) the terms of such securities and (ii) the Company’s calculation of the number of such securities that would be issued in exchange for one Series G Unit. If PCA Holdings determines pursuant to this Section 8 that the issuance of securities is on terms more favorable than the Series G Units, PCA Holdings shall have 10 days from the receipt of such notice from the Company to deliver notice to the Company and each Purchaser of such determination and each Purchaser electing to exercise its right to exchange hereunder shall be required to surrender to the Company all certificate(s) evidencing the shares of Series G Preferred Stock and the shares of Common Stock underlying the Series G Units to be exchanged in accordance with this Section 8. Notwithstanding anything to the contrary herein, each Purchaser that elects to exchange its Series G Units pursuant to this Section 8 hereby agrees that PCA Holdings shall have the right to enter into such agreements, make such amendments hereto and take such other actions on behalf of such Purchaser in order to give effect to this Section 8. For the avoidance of doubt, the rights granted to PCA Holdings under this Section 8 shall not apply to the securities issued in a Subsequent Transaction.

9. Subsequent Securities Sales.

(a) At least five days prior to the closing of the first sale of any securities of the Company (whether debt, equity or otherwise), other than pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (or any additional or successor employee equity compensation arrangements) or this Agreement that results in gross proceeds to the Company of at least $50,000,000.00 (a “Subsequent Transaction”), and for so long as the Series G Preferred Stock remains outstanding, the Company shall give notice of such Subsequent Transaction to the Purchasers setting forth the terms and conditions of such Subsequent Transaction. The Company shall not enter into an agreement for a Subsequent Transaction unless such agreement permits the Company to comply with this Section 9 and Section 4 of the Certificate of Designation.

(b) Simultaneous with and subject to the closing of the Subsequent Transaction, if any, each holder of Series G Preferred Stock shall have the right, but not the obligation:

i.	to the extent not prohibited by the terms of the securities issued in the Subsequent Transaction, to require the Company to use the proceeds of such Subsequent Transaction to redeem the Series G Preferred Stock in accordance with Section 4(b)(i) of the Certificate of Designation of Series G Preferred Stock of the Company dated December 1, 2011 (the “Certificate of Designation”); or

ii.	to elect to convert all or less than all of the holder’s Series G Preferred Stock in accordance with Section 4(b)(ii) of the Certificate of Designation (a “Conversion”).

(c) For the avoidance of doubt, if the Series G Preferred Stock is redeemed, repurchased, exchanged or converted, including but not limited to pursuant to this Section 9 or pursuant to the Company’s rights and obligations under the Certificate of Designation, for any reason other than in connection with an exchange of Series G Units pursuant to Section 8 of this Agreement, the holder shall retain all of the Common Stock that was part of any Series G Unit of which the Series G Preferred Stock is subject to such redemption, repurchase, exchange or conversion.

10. Indemnification by the Company. The Company shall save, defend, indemnify and hold harmless each Purchaser and its affiliates and the respective representatives, successors and assigns of each of the foregoing from and against any and all losses, damages, liabilities, deficiencies, claims, diminution of value, interest, awards, judgments, penalties, costs and expenses (including attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing), asserted against, incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to any breach of any representation, warranty or covenant made by the Company and contained in this Agreement and the schedule hereto.

11. General Provisions.

(a) Default. A default by any Purchaser of its obligations under Section 2 of this Agreement shall not constitute a default by any other Purchaser under this Agreement and, except with respect to such defaulting Purchaser, shall not relieve the Company of any of its obligations to any other Purchaser under this Agreement.

(b) Choice of Law. The laws of the State of New York without reference to the conflict of laws provisions thereof, will govern all questions concerning the construction, validity and interpretation of this Agreement.

(c) Legal Expenses. Each party to this Agreement shall be solely responsible for its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that the Company agrees that, on the date hereof, it will pay (a) up to $80,000 to Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), counsel to PCA Holdings, Holdings II and PPIV, and (b) up to $25,000 in the aggregate to the New Purchasers (excluding Holdings II) or their designees, for legal fees incurred by PCA Holdings, PPIV and the New Purchasers in connection with this Agreement and the transactions contemplated hereby. Such payments shall be transmitted by wire transfer of immediately available funds to accounts previously designated by Akin Gump and the New Purchasers (excluding Holdings II), respectively.

(d) Assignment. At any time and from time to time, without the prior consent of the Company, PCA Holdings may assign all or less than all of its Option to purchase Series G Units under this Agreement to an assignee of its choosing (an “Assignee”); provided that such Assignee executes and delivers to the Company a joinder agreement substantially in the form attached hereto as Exhibit A, whereupon such Assignee shall become a Purchaser under this Agreement, with all the rights and obligations associated therewith. For the avoidance of doubt, PCA Holdings shall not be liable in any way for any of the acts or omissions of any Assignee that PCA Holdings had good faith reason to believe could satisfy its obligations as a Purchaser hereunder.

(e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Purchasers.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute a single agreement.

(g) Acceptance by the Company. It is understood that this subscription is not binding on the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and shall be noted by execution of this Agreement by the Company where indicated.

(h) Stockholder. Each Purchaser hereby acknowledges that, once accepted by the Company, this subscription is not revocable by it. Each Purchaser agrees that, if this subscription is accepted, it shall, and it hereby elects to: (i) become a stockholder of the Company; (ii) be bound by the terms and provisions hereof; and (iii) execute any and all further documents when and as reasonably requested by the Company in connection with the transactions contemplated by this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

COMPANY:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ James Haworth
Name: James Haworth
Title: Chief Executive Officer

Signature Page to Series G Unit Subscription Agreement

PURCHASERS:

PCA LSG HOLDINGS, LLC

By:	Pegasus Capital, LLC, its Managing Member

By:	/s/ Craig M. Cogut
Name: Craig M. Cogut
Title: President & Managing Member

PEGASUS PARTNERS IV, L.P.

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Steven Wacaster
Name: Steven Wacaster
Title: Vice President

Signature Page to Series G Unit Subscription Agreement

LSGC HOLDINGS II LLC

By:	Pegasus Partners IV, L.P., its managing member

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Richard Weinberg
Name: Richard Weinberg
Title: Vice President

New Purchaser Series G Units: 6,458

Signature Page to Series G Unit Subscription Agreement

ENSEMBLE LIGHTS, LLC

By:	/s/ Richard Ruben
Name: Richard Ruben
Title: Managing Member

New Purchaser Series G Units: 2,000

Signature Page to Series G Unit Subscription Agreement

BELFER INVESTMENT PARTNERS L.P.

By:	/s/ Laurence D. Belfer
Name: Laurence D. Belfer
Title: Managing Member of the G.P.

New Purchaser Series G Units: 1,200

Signature Page to Series G Unit Subscription Agreement

LIME PARTNERS, LLC

By:	/s/ Eileen Aptman
Name: Eileen Aptman
Title: Managing Member

New Purchaser Series G Units: 800

Signature Page to Series G Unit Subscription Agreement

/s/ Alan Docter
Alan Docter

New Purchaser Series G Units: 1,000

Signature Page to Series G Unit Subscription Agreement

/s/ Mark Kristoff
Mark Kristoff

New Purchaser Series G Units: 1,000

Signature Page to Series G Unit Subscription Agreement